Securities Purchased in Underwriting Involving
									Transactions with Affiliated Broker Dealers
							Subject to Rule 10f-3 Under the Investment Company Act of 1940

							10f-3 Transactions for the period of June 1, 2000 to August 31, 2000

										Alliance Health Care Fund

												% of
									Shares		Total	Offering
								      	Purchased 	Shares 	Purchased			Shares
			Date		Shares		Price per	by Fund		Offered	by	    Purchased		Held
*  Security		Purchased	Purchased	Share		Group		(000)	Group (1)   From		08/31/00

   Variagenics		07/20/00	121,800		14.00		62,800		5,000	1.26%	    Credit Suisse	0
												            First Boston

   Arena Pharmaceutical	07/28/00	250,200		18.00		13,900		6,000	0.23%	    Ing Barrings LLC	0

   3-Dimensional 	08/03/00	270,000		15.00		50,000		5,000	1.00%
   Pharmaceuticals

   Regeneration
   Technologies Inc.	08/09/00	 12,600		14.00		 7,200		5,700	0.13%	    Banc Of America	0
													    Securities

							10f-3 Transactions for the period of September 1, 2000 to November 30, 2000

										Alliance Health Care Fund


											% of
									Shares		Total	Offering
								      	Purchased 	Shares 	Purchased			Shares
			Date		Shares		Price per	by Fund		Offered	by	    Purchased		Held
*  Security		Purchased	Purchased	Share		Group		(000)	Group (1)   From		11/30/00

   Curon Medical	09/21/00	9,300		11.00		67,500		5,000	1.35%	    UBS Warburg		0

   Ciphergen		09/28/00	8,900		16.00		62,700		5,500	1.14%	    SG Cowen/		0
													    SG Securities

   Wilson Greatbatch	09/28/00	6,200		16.00		42,100		5,000	0.84%	    Merrill Lynch Inc.	0
   Tech.

*  Unless otherwise indicated, the securities were part of an issue registered under the
   Securities Act of 1933 and offered to the public.

** Indicates the purchase of and Eligible Rule 144A Security.

1)  Purchase by all Alliance funds, including the Fund, may not exceed:

a)  if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or

b)  if purchased in an Eligible  Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.
